Exhibit 23

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

       We have issued our report dated January 7, 2000, accompanying the consolidated financial statements incorporated by reference or included in the 1999 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-3 (Registration No. 33-57790), on Forms S-8 (Registration No. 33-69784 and Registration No. 33-17813) and on Form S-4 (Registration Statement No. 333-95983).



GRANT  THORNTON  LLP


Philadelphia,  Pennsylvania
March 24, 2000